UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2010

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Consumers Energy Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-05611	38-0442310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2010, CMS Energy Corporation ("CMS Energy") announced the following changes in its and its principal subsidiary’s, Consumers Energy Company ("Consumers"), Boards of Directors (the "Board") and senior leadership.

David W. Joos has elected to retire from his current positions as CMS Energy’s president and chief executive officer ("CEO") and Consumers’ CEO, and is expected to be elected non-executive chairman of the Board ("Chairman") at the May 21, 2010 Board meeting.

John G. Russell will, effective May 21, 2010, succeed Mr. Joos as CMS Energy president and CEO and Consumers CEO and will be nominated to join the CMS Energy and Consumers boards of directors. He will also continue in his current position of president of Consumers. At this time, Mr. Russell’s current position of Consumers’ chief operating officer will not be filled. Mr. Russell, age 52, first joined the utility in 1981 and was elected a company officer in 1999. He was executive vice president and president and chief executive officer of Consumers’ electric business from 2001-2004. Mr. Russell served since 2004 as president and chief operating officer of Consumers. Mr. Russell currently serves on the board of directors and the executive committee of the American Gas Association, and he serves on the Board of the Association of Edison Illuminating Companies; the Michigan Great Lakes Wind Council; the Dean’s Advisory Board of Grand Valley State University’s Seidman College of Business; and the boards of Grand Rapids-based The Right Place Inc., the Michigan Virtual University, and the Michigan Chamber of Commerce.

The Compensation Committee of the Board has approved a base salary for Mr. Russell in his new position of $900,000 annually and his standard award percentage under the CMS Incentive Compensation Plan will increase to 100%. Consistent with an agreement entered into between Mr. Joos and the Board, the Compensation Committee of the Board approved the payment of not less than the current annual Chairman’s retainer of $120,000 per year for Mr. Joos in his new capacity as Board Chairman. Mr. Joos will also receive applicable Board meeting fees, the annual Board retainer and will be eligible to receive the current annual directors’ equity grant or a cash equivalent. The Compensation Committee also approved the award of 100,000 shares of restricted stock or its equivalent to Mr. Joos, and agreed to waive any forfeiture provision of this restricted stock when Mr. Joos retires, subject to an additional requirement that he serve as Board Chairman for at least two years. The Compensation Committee also waived the forfeiture provision of the restricted stock granted to Mr. Joos in 2009. Effective with Mr. Joos’ appointment as Chairman, his severance agreement with Consumers, dated as of April 14, 2004, will be terminated.

Board directors Ken Whipple, Joseph F. Paquette, Jr. and Percy A. Pierre will not be standing for re-election at CMS Energy’s and Consumers’ May 21, 2010 annual shareholders meeting. Mr. Whipple and Mr. Paquette have reached the mandatory retirement age and, under CMS Energy’s governance principles, cannot stand for re-election. Mr. Pierre has elected to retire. Separately, Philip R. Lochner, Jr. will succeed Mr. Paquette as the Board’s presiding director.

A CMS Energy News Release making these announcements is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 CMS Energy Corporation News Release dated March 24, 2010

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers Energy”) Form 10-K each for the Year Ended December 31, 2009. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION
Dated: March 24, 2010	By:	/s/ Thomas J. Webb

Thomas J. Webb
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY
Dated: March 24, 2010	By:	/s/ Thomas J. Webb

Thomas J. Webb
Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	CMS Energy Corporation News Release dated March 24, 2010